UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                             Filed by a party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 240.14a-12

FIRST US BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TO OUR SHAREHOLDERS:

We will hold the 2022 Annual Meeting of Shareholders of First US Bancshares, Inc. (the “Company”) at 10:00 a.m., Central Time, on Thursday, April 28, 2022. This year we will be conducting the annual meeting online via live webcast for the safety of our stockholders and other attendees. Details regarding how to participate in the virtual annual meeting and the business to be conducted are more fully described in the accompanying notice of the annual meeting and proxy statement.

We have enclosed a notice of the meeting, a proxy statement, a proxy card and the Annual Report to Shareholders for 2021 and hope that you will study the enclosed materials carefully and participate in the virtual meeting.

Whether or not you plan to participate in the meeting, please complete, sign and date the enclosed proxy card and return it as promptly as possible. You may return the proxy card by mail in the accompanying envelope, or you may vote your shares via the internet or by telephone. Please review the instructions on each of these options in the proxy statement and on your proxy card. You may revoke your proxy by voting during the meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time before the proxy is voted.

Sincerely,

Robert Stephen Briggs Chairperson of the Board

James F. House President and Chief Executive Officer

March 24, 2022

FIRST US BANCSHARES, INC.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 28, 2022

TO THE SHAREHOLDERS OF FIRST US BANCSHARES, INC.:

First US Bancshares, Inc. (the “Company”) will hold its 2022 Annual Meeting of Shareholders (the “Annual Meeting”) in a virtual format via live webcast on the internet on Thursday, April 28, 2022, at 10:00 a.m., Central Time, for the following purposes:

(1)	to elect eleven (11) directors of the Company to serve for the ensuing year;

(2)	to ratify the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2022;

(3)	to approve, on an advisory basis, the Company’s executive compensation; and

(4)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of such meeting.

The Board of Directors of the Company has fixed the close of business on March 9, 2022, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A complete list of the shareholders of the Company will be available and open for examination by any shareholder of the Company during ordinary business hours beginning two business days after the mailing of this notice of the Annual Meeting.

All shareholders are cordially invited to participate in the virtual Annual Meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MTALYXF. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. Information about the Annual Meeting, including further instructions on how to participate in the Annual Meeting, can be found at the following website: www.edocumentview.com/FUSB.

Whether or not you plan to participate during the Annual Meeting, you are requested to complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the internet or by telephone using the instructions provided in the proxy statement and on your proxy card. The proxy may be revoked by voting during the Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time prior to the voting thereof.

By Order of the Board of Directors,

Beverly J. Dozier

Corporate Secretary

Birmingham, Alabama

March 24, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE VIRTUAL ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2022: THE COMPANY’S PROXY STATEMENT AND 2021 ANNUAL REPORT ARE AVAILABLE AT www.edocumentview.com/FUSB.

PROXY STATEMENT

FIRST US BANCSHARES, INC.

3291 U.S. Highway 280

Birmingham, Alabama 35243

(205) 582-1200

PROXY STATEMENT

FOR THE

2022 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2022

INTRODUCTION

This Proxy Statement is furnished on or about March 24, 2022, by First US Bancshares, Inc. (the “Company”) to the holders of common stock of the Company in connection with the 2022 Annual Meeting of Shareholders, and any adjournments or postponements thereof, to be held on Thursday, April 28, 2022, in a virtual format via live webcast on the internet (the “Annual Meeting”). The matters to be considered and acted upon are:

(1)	the election of eleven (11) directors of the Company;

(2)	the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2022;

(3)	the advisory approval of the Company’s executive compensation; and

(4)	the transaction of such other business as may properly come before the Annual Meeting.

The Board of Directors of the Company (the “Board”) is soliciting the proxy, which is revocable at any time before it is voted. You may revoke the proxy by voting during the virtual Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone. We must, however, actually receive the written notice, later-dated proxy card or later internet or telephone vote before the vote of the shareholders during the Annual Meeting. We will vote all properly executed proxies delivered pursuant to this solicitation during the Annual Meeting and in accordance with instructions given, if any. If no instructions are given, we will vote the proxies as recommended by the Board – FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3 – and in accordance with the instructions of management as to any other matters that may come before the Annual Meeting.

To vote by proxy, you must do one of the following:

•

Vote via the Internet. You may vote your shares via the internet at any time prior to the deadline noted on your proxy card by following the instructions on your proxy card. The website address for internet voting is indicated on your proxy card. Internet voting is available 24 hours a day.

•

Vote by Telephone. You may vote your shares by telephone by calling the toll-free number listed on your proxy card on a touch-tone telephone at any time prior to the deadline noted on your proxy card. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting is available 24 hours a day.

•

Vote by Mail. If you choose to vote by mail, please complete, sign, date and return your proxy card in the accompanying envelope. Please promptly mail your proxy card to ensure that it is received prior to the Annual Meeting.

NOTE: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. You must follow the instructions for voting your shares that you receive from your broker, bank or other nominee. Please refer to the section entitled “Voting Shares Held in ‘Street Name’” for more information about how to vote your shares.

The Company will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, we may solicit proxies by personal interview, telephone, facsimile and electronic communication. Banks, brokers or other nominees will forward the proxy materials to their principals or beneficial owners and obtain authorization for the execution of proxies. The Company will, upon request, reimburse banks, brokers and other nominees for their reasonable expenses in forwarding proxy materials to their principals or beneficial owners.

Shareholders Eligible to Vote

We are sending this Proxy Statement to shareholders of record as of the close of business on March 9, 2022. Only shareholders as of this date are eligible to vote during the Annual Meeting. At the close of business on March 9, 2022, there were 6,157,156 shares of common stock of the Company, par value $0.01 per share, outstanding and eligible to receive notice of and to vote at the Annual Meeting. Each shareholder is entitled to one vote in person or by proxy for each share of common stock held on all matters properly to come before the Annual Meeting.

How to Participate in the Annual Meeting

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting https://meetnow.global/MTALYXF. You also will be able to vote your shares online by attending the Annual Meeting by webcast. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet.

If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register in advance by following the instructions outlined below. To register to attend the Annual Meeting online, you must submit proof of your proxy power (legal proxy) reflecting your First US Bancshares, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m. (Central Time), on April 25, 2022. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail: Computershare, First US Bancshares, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Information About a Quorum

At the Annual Meeting, the presence of a majority of the outstanding shares of the Company’s common stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. If a quorum is not present, or if the Chairperson of the Annual Meeting decides that more time is necessary for the solicitation of proxies, then the Chairperson may adjourn the Annual Meeting, with or without a shareholder vote. Alternatively, if there is a shareholder vote to adjourn the Annual Meeting based on the absence of a quorum, the named proxies will vote all shares of common stock for which they have voting authority in favor of the adjournment.

Vote Required to Approve Proposals

Assuming the presence of a quorum, the directors of the Company will be elected by a plurality of the shares represented at the Annual Meeting and entitled to vote in the election of directors – in other words, the director nominees receiving the most votes will be elected (Proposal 1). The ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2022 (Proposal 2) will require the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Proposal 3 calls for the advisory (non-binding) approval of the Company’s executive compensation and will require for adoption the affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on the matter.

Following the Annual Meeting, we will file a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) to disclose the results of voting on each proposal, as required by applicable rules.

Abstentions

A shareholder may abstain from voting or withhold his or her vote, as applicable (collectively, “abstentions”), with respect to each item submitted for shareholder approval, including the election of directors. Abstentions will be counted as present for purposes of determining the existence of a quorum but will be counted as not voting on any proposal brought before the Annual Meeting. Based on the plurality voting standard, abstentions will have no effect on the election of directors (Proposal 1). An abstention as to the ratification of the appointment of Carr, Riggs & Ingram, LLC as independent registered public accountants for the year ending December 31, 2022 (Proposal 2) and the advisory approval of the Company’s executive compensation (Proposal 3) will have the same effect as voting against these proposals, given that the outcome of each proposal is determined by the shares represented at the Annual Meeting and entitled to vote on the matter.

Voting Shares Held in “Street Name”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote, and you are also invited to participate in the virtual Annual Meeting. Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares. If you hold your shares in “street name,” it is critical that you return the voting instruction card as directed by your broker, bank or other nominee if you want your votes to count in the election of directors (Proposal 1) and with respect to the non-binding advisory vote regarding the Company’s executive compensation (Proposal 3).

Under applicable law, if you hold your shares in “street name” and do not indicate to your broker, bank or other nominee how you want your shares to be voted in the election of directors (Proposal 1) or the executive compensation matter (Proposal 3), then your broker, bank or other nominee may not vote on these matters. Therefore, if you hold your shares in “street name” and do not instruct your bank, broker or other nominee on how to vote in the election of directors or with respect to the executive compensation matter, your shares will not be voted for any director nominee or the executive compensation matter or on any other proposal with respect to which your broker, bank or other nominee does not have discretionary authority (resulting in a “broker non-vote”).

Broker non-votes are counted for general quorum purposes but are not deemed to be present with respect to any matter for which a broker does not have discretionary authority to vote. Broker non-votes will not be counted for purposes of the election of directors (Proposal 1) and will have no effect on the outcome of the proposal based on the voting standard that applies to it. Broker non-votes will not be taken into account in determining the outcome of the non-binding advisory vote regarding executive compensation (Proposal 3). Your bank, broker or other nominee will continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Carr, Riggs & Ingram, LLC as our independent registered public accountants for the year ending December 31, 2022 (Proposal 2); therefore, there should be no broker non-votes with respect to this item.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board shall consist of not less than three (3) and not more than twenty-five (25) directors, and, if a number is not fixed by the Board, the Bylaws state that there shall be sixteen (16) directors. There are currently twelve (12) directors serving on the Board. All current members of our Board will stand for reelection at the Annual Meeting with the exception of Andrew C. Bearden, Jr., who cannot be nominated for reelection at the Annual Meeting in accordance with the retirement age requirement set forth in the Company’s Guidelines on Significant Governance Issues. The Executive, Nominating and Corporate Governance Committee and the Board have both determined that a Board consisting of eleven (11) persons is practical and efficient at this point in time.

Based on the nominations of the Executive, Nominating and Corporate Governance Committee, the Board recommends that the shareholders elect the eleven (11) director nominees named below to hold office until the 2023 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified. Unless “Withhold” is noted as to all or some of the nominees, proxies will be voted at the Annual Meeting FOR the election of the eleven (11) nominees to the Board. Shareholders may not vote for a greater number of persons than the number of nominees named. THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ELEVEN (11) NOMINEES.

While we know of no reason why any nominee would be unable to serve as a director, if, before the voting during the Annual Meeting, any person nominated to be elected as a director is unable to serve, then the shares that would otherwise be voted for that person may be voted for the election of a substitute person recommended by the Board.

The following provides certain biographical information about the individuals who have been nominated for election as directors of the Company. The biographical information for each of the nominees below contains a description of the individual’s service as a director; business experience; director positions held currently or at any time during the last five years, if applicable, with a company registered pursuant to Section 12 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or an investment company; information regarding involvement in certain legal or administrative proceedings, if applicable; and the experiences, qualifications, attributes and skills that caused the Board to determine that the individual should serve as a director. The stock ownership with respect to each nominee is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management” that appears in this Proxy Statement.

Following the Annual Meeting, the Company, as the sole shareholder of First US Bank (the “Bank”), intends to reelect all of the newly-elected directors of the Company as directors of the Bank. Information regarding the executive officers of the Company who are not directors is also provided below.

Information About Director Nominees

Robert Stephen Briggs Director since 2014 Age 72

Mr. Briggs has more than 40 years of experience in the insurance industry, serving as a field agent, general manager and company executive. In 2008, after his retirement from Protective Life Corporation as an Executive Vice President, Mr. Briggs founded Petra Life Services, Inc., which provides insurance, financial and investment consulting services, and he has served as its President and Chief Executive Officer since its formation. In addition, Mr. Briggs is Chief Executive Officer of Longevity Quest, Inc., which provides longevity analysis for wellness management and longevity planning. He is a former member of the board of directors of American United Mutual Insurance Holding Company, having served as lead independent director, a member of the Executive Committee, chair of the Governance and Nominating Committee and chair of the Compensation Committee before retiring in 2021.

The Board believes that Mr. Briggs’ leadership experience and knowledge of financial services resulting from his career in the insurance industry enable him to provide valuable insight to the Board.

Sheri S. Cook Director since 2014 Age 54

Ms. Cook has served as Senior Vice President of Human Resources for Altec, Inc., an equipment and service provider based in Birmingham, Alabama since 2008. From April 2008 to July 2013, she served as Altec’s Director of Corporate Finance. Previously, Ms. Cook worked in the corporate finance, internal audit and investor relations departments of Protective Life Corporation, and also worked for Kinetic Partners, LLC and Sonat, Inc.

The Board believes that Ms. Cook’s management experience and practical knowledge gained through her employment in several finance-related roles at companies in various industries allow her to provide valuable insight and expertise to the Board.

John C. Gordon Director since 1997 Age 64

Mr. Gordon has been self-employed, performing forestry, timberland and investment services for Forest Services, Inc. (land management) since 1994 and for SS&J Land Co., Inc. since 1998. Mr. Gordon serves as president of both entities.

Mr. Gordon’s business management, investment and risk assessment skills obtained from his leadership of these companies and his experience in the forestry business are all valuable to the Board.

David P. Hale Director since 2017 Age 64

Dr. Hale has served as a Professor of Management Information Systems and Endowed MIS Fellow in the Culverhouse College of Commerce and Business Administration and the Manderson Graduate School of Management at the University of Alabama, since 1995. In this role, he co-developed and has led the Management Information Systems program, which has been recognized as one of the top programs of its type nationally. He is also Director of the Aging Systems Center of Excellence. He has been on the faculty at the Culverhouse College of Commerce and Business Administration and the Manderson Graduate School of Management at the University of Alabama since 1995. In addition, Dr. Hale has been engaged by various commissions and task forces of federal and state governments, as well as numerous private sector companies, for projects relating to economic development and information technology, among other matters.

The Board believes that Dr. Hale’s knowledge and experience in the area of information technology are valuable assets and resources for the Company and the Board.

James F. House Director since 2011 Age 69

Mr. House became a director of the Company pursuant to an employment agreement among the Company, the Bank and Mr. House dated November 7, 2011, and Mr. House has served as President and Chief Executive Officer of the Company and the Bank since that date. Mr. House has extensive experience in the banking industry. From May 2009 until November 2011, he served as Florida Division President of BankTrust. From 2005 until 2009, Mr. House was a business consultant focusing on management, investments and commercial and consumer lending issues. Prior to that, he held numerous executive and senior management positions with SouthTrust Bank, including Executive Vice President, General Bank Commercial (2003-2004); Chief Executive Officer, Urban West Region (2002-2003); Chief Executive Officer, North Alabama/Tennessee Region (2000-2001); Chief Executive Officer, Birmingham Market Bank (1999-2003); and Chairman and Chief Executive Officer, SouthTrust Bank of Dothan, N.A. (1994-1998).

The Board believes that, from these years of experience in a number of positions and areas in banking and his senior executive-level services to the Company and the Bank, Mr. House has gained an intimate knowledge of the banking industry and, more specifically, the business and operations of the Company and the Bank, which provides valuable insight to the Board.

Marlene M. McCain Director since 2021 Age 64

Ms. McCain is a Certified Public Accountant and is currently providing contract services to a large non-profit organization in Birmingham, Alabama. She retired from public accounting in 2017 after serving as a member of Warren Averett, LLC for 14 years. Ms. McCain has over 40 years of accounting experience, including almost 30 years in public accounting, where she specialized in accounting and consulting services to a wide range of financial services entities (banks, credit unions, brokers/RIAs, and mortgage and insurance entities), in addition to health care, technology, retail and nonprofit organizations. Prior to Warren Averett, she spent ten years working as a Vice President of Finance or Group Controller for two large companies in the Birmingham area. Ms. McCain has served as both Chair and Commissioner of the Alabama Securities Commission, as well as the chair and a board member of the Alabama Society of Certified Public Accountants (ASCPA) and the ASCPA Educational Foundation. She served a one-year term on the American Institute of Certified Public Accountants (AICPA) Board of Directors. She also received the prestigious AICPA Woman to Watch – Experienced Leader Award in 2011 and served as a past president and board member of the American Society of Women Accountants. Ms. McCain has always been active in the community, with her primary focus on volunteer activities for certain nonprofit organizations.

Ms. McCain’s extensive public accounting experience, as well as her management experience and practical knowledge gained through her employment in finance-related roles at various companies, give her a wide range of accounting, financial, capital markets, risk assessment and other executive management experience and skills, all of which provide valuable insight and expertise to the Board.

J. Lee McPhearson Director since 2009 Age 68

Mr. McPhearson has worked as an attorney since 1978 and he is currently practicing in Butler, Alabama. Mr. McPhearson also serves as County Attorney for Choctaw County, Alabama. From 1995 until 2002, Mr. McPhearson served as Circuit Judge for the First Judicial Circuit of the State of Alabama and previously served from 1981 until 1987 as District Attorney for the First Judicial Circuit. Mr. McPhearson is currently actively involved in timber and real estate enterprises, including McPhearson Land and Timber Company, LLC, of which he is the managing member, and MJM Development,

LLC, of which he is the secretary and member. He also helps oversee and manage the timber operations and oil and gas interests on land that comprises property in Choctaw County, Alabama, and Wayne County, Mississippi.

Mr. McPhearson’s experience as a legal practitioner, which involves some representation and advising of business entities, as well as his knowledge and understanding of the communities served by the Company and the Bank gained through his time on the bench, contribute greatly to the Board. Additionally, Mr. McPhearson’s experience in the timber and real estate industries provides valuable insight to the Board regarding land and timber valuations and market conditions, which are important to the business of the Company and the Bank.

Jack W. Meigs Director since 1997 Age 64

Mr. Meigs served as Circuit Judge for the Fourth Judicial Circuit of the State of Alabama from 1991 until his retirement in April 2016. He has been engaged in the private practice of law since April 2016.

The Board believes that Mr. Meigs’ extensive legal experience in the local area, both as a practitioner and as a judge, provides him with a wide range of management skills and knowledge on topics important to businesses, which contribute greatly to the composition of the Board.

Aubrey S. Miller Director since 2014 Age 69

Mr. Miller currently serves as President of the Shelby County, Alabama Board of Education, a position to which he was elected in 2009, and also serves as senior pastor of the Faith Church at Oxmoor Valley in Birmingham, Alabama. Previously, Mr. Miller served as Executive Director of the Juvenile Diabetes Research Foundation in Birmingham, Alabama from 2009 until his retirement in July 2015 and served as the Senior Vice President of Financial Development for the YMCA of Greater Birmingham until retiring in 2020. He also served as President and Chief Development Officer of the Baptist Health Foundation in Birmingham from 2005 to 2008.

The Board believes that Mr. Miller’s extensive experience in leading multiple organizations and in effectively creating and implementing budgets and strategic plans allows him to provide valuable insight and advice to the Board.

Donna D. Smith Director since 2014 Age 73

Ms. Smith served as the Vice President of Human Resources and Ethics for Alabama Power Company from 2010 until her retirement in February 2014 and as Human Resources Director of Alabama Power Company and Southern Company Generation for several years prior to that. She also served on the board of directors of the Alabama Power Company Foundation and remains active in leadership positions with several philanthropic organizations and boards, including serving on the board and audit/compensation committee of McKinney Communications Company since 2017.

The Board believes that Ms. Smith brings a valuable perspective to the Board as a result of her extensive experience in a highly-regulated industry, deep and broad business experience as an executive at one of the largest employers in the state of Alabama and strong history of community involvement.

Bruce N. Wilson Director since 1997 Age 67

Mr. Wilson is a practicing attorney and the senior member in the law firm of Wilson, Drinkard & Drinkard, LLC, where he has worked since 1993.

Through his law practice, Mr. Wilson has represented and continues to represent business and corporate clients throughout all phases of their operations. He counsels clients on various real estate, industrial and economic development, and budgetary and auditing issues. The Board believes that Mr. Wilson’s experience and understanding of these issues enable him to provide valuable insight to the Board.

Information About Executive Officers Who Are Not Also Directors

Thomas S. Elley Age 50

Mr. Elley has served as the Vice President, Chief Financial Officer, Principal Accounting Officer, Treasurer and Assistant Secretary of the Company and the Senior Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of the Bank since October 2013. Prior to his employment with the Company and the Bank, Mr. Elley served as the Vice President, Accounting Policy Manager and Line of Business Controller at Regions Financial Corporation in Birmingham, Alabama. From January 2000 to August 2010 and from April 2011 to May 2013, Mr. Elley served in various roles in the audit practice at Deloitte & Touche LLP, including Senior Manager, where he focused on Securities and Exchange Commission reporting, regulatory accounting and internal control audits under the Sarbanes-Oxley Act of 2002. From August 2010 to March 2011, Mr. Elley held the position of Impaired Loan Accounting Specialist with Iberiabank Corporation in Birmingham, Alabama. Mr. Elley also has prior experience as a compliance officer and loan analyst for financial institutions and is a Certified Public Accountant.

William C. Mitchell Age 56

Mr. Mitchell has served as Senior Executive Vice President, Consumer Banking of the Bank since August 2020. Prior to that, Mr. Mitchell served as Senior Executive Vice President, Consumer Lending from January 2020 until August 2020. Mr. Mitchell served as President and Chief Executive Officer of the Bank’s subsidiary, Acceptance Loan Company, Inc. (“ALC”), from February 2008 to January 2020, and as Interim President and Chief Executive Officer of ALC from November 2007 to February 2008. Mr. Mitchell worked for ALC from May 1997 until he transferred to the Bank in January 2020.

Eric H. Mabowitz Age 63

Mr. Mabowitz joined the Bank in March 2008 and currently serves as the Executive Vice President, Chief Risk Officer. Mr. Mabowitz served as Executive Vice-President, South Alabama Market Executive from January 2016 until his appointment as Chief Risk Officer in January 2020. Prior to his employment with the Bank, Mr. Mabowitz was President and Chief Operating Officer of Premier Bank of the South from 2007 to 2008. He was employed by First Community Bank from 2006 to 2007 as Executive Vice President, Administration and from 2001 to 2006 as Executive Vice President, Chief Credit Officer. Mr. Mabowitz was employed by Renasant Bank from 1997 to 2001 and held several positions in credit administration.

Beverly J. Dozier Age 57

Ms. Dozier has served as Vice President, Corporate Secretary and Assistant Treasurer of the Company since October 2009. She served as Senior Vice President, Executive Administration and Corporate Secretary of the Bank until January 1, 2020, when she was named Senior Vice President, Thomasville Market Executive, and Corporate Secretary of the Bank. Ms. Dozier has served the Bank in numerous capacities since 1984, including working as a loan officer and mortgage originator.

None of the directors or executive officers are related to any other director or executive officer of the Company.

CORPORATE GOVERNANCE

The Company is committed to having sound corporate governance principles. Operating in accordance with such principles is essential to running the Company’s business effectively and to maintaining the Company’s integrity in the marketplace. The Company’s Board has adopted a Code of Business Conduct and Ethics that sets forth basic principles to guide the Company’s and the Bank’s employees, including the Chief Executive Officer, the Chief Financial Officer and other senior executive officers, in their conduct and compliance with applicable laws and governance principles. A copy of the Code of Business Conduct and Ethics is filed as Exhibit 14 to our Annual Report on Form 10-K for the year ended December 31, 2003, and is available on our website at https://www.fusb.com under the tab “About – Investor Relations – FUSB Policies.” We will furnish any person without charge, upon written request, a copy of the Code of Business Conduct and Ethics. In the event the Company amends or waives any of the provisions of the Code of Business Conduct and Ethics applicable to our Chief Executive Officer, the Chief Financial Officer and other senior executive officers that relate to any element of the definition of “code of ethics” enumerated in Item 406(b) of Regulation S-K under the Securities Exchange Act of 1934, as amended, the Company intends to disclose these actions on the Company’s website.

The following is a summary of the Company’s director independence standards, the Board and committee structure, the director nomination process and the procedures for shareholders to follow to communicate with the Board.

Director Independence

The Nasdaq Stock Market, LLC, the exchange on which the Company’s common stock is listed (“Nasdaq”), requires that a majority of the Company’s Board members be “independent.” Accordingly, because the Board currently has twelve (12) members, at least seven (7) of the directors must be independent – following the Annual Meeting, the Board will have eleven (11) members, and at least six (6) of the directors must be independent. In accordance with Nasdaq’s listing rules, a director is not considered to be independent unless the Board determines that the director has no relationship with the Company or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) that would interfere with the exercise of the director’s independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee, Compensation Committee and Executive, Nominating and Corporate Governance Committee also must meet the applicable independence tests in the Nasdaq listing rules and the federal securities laws.

The Board has determined that none of the directors standing for reelection, with the exception of Mr. House, has any material relationship with the Company or any of its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) that would interfere with the exercise of independent judgment in carrying out his or her responsibilities. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries. The purpose of this review was to determine whether any such transactions or relationships were material and possibly inconsistent with a determination that the director was independent. Mr. House is not independent because of his employment as the President and Chief Executive Officer of the Company and the Bank.

While conducting its review of director independence, the Board specifically considered the relationship between the Company and Wilson, Drinkard & Drinkard, LLC, a law firm in which Mr. Wilson is the senior member and that has provided legal services to the Company and its subsidiaries in the past. The Company’s fee arrangement with this firm is negotiated on the same basis and is subject to the same terms and conditions as arrangements with other outside legal counsel for similar types of legal work. During 2021, the Company paid no legal fees to Wilson, Drinkard & Drinkard, LLC. Based on this review, the Board concluded that the Company’s relationship with this firm does not interfere with Mr. Wilson’s exercise of independent judgment in carrying out the responsibilities of a director.

Company Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by our shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its shareholders. Leadership is important to the effective operation of the Board for the benefit of the Company. The role of the Chairperson includes providing continuous feedback on the direction, performance and strategy of the Company, presiding over meetings of the Board, setting the Board’s agenda with management and leading the Board in anticipating and responding to risks faced by the Company.

The roles of Chief Executive Officer and Chairperson of the Board have been separated since the Company became a publicly-traded company. While the Board believes that the Chief Executive Officer should be a member of the Board, the Board considers it to be advantageous to independence, oversight and objectivity to have a separate, independent board member to serve as Chairperson. The Board may reconsider this leadership structure from time to time based on then-current considerations.

Risk Oversight

The Company is exposed to a number of risks and regularly undertakes a review to identify and evaluate these risks and develop plans to manage them effectively. While the Chief Executive Officer has overall responsibility for risk assessment, management and prioritization, the Board has an active role in the risk oversight process.

The Board regularly reviews information regarding the Company’s financial, credit, liquidity, operational, legal, regulatory, compliance, reputational and strategic risks based on reports from management, including the Chief Executive Officer and the Chief Financial Officer. General oversight of the Company’s risk management process is the primary responsibility of the Executive, Nominating and Corporate Governance Committee of the Board, with certain other committees of the Board responsible for specific oversight of the risk oversight process when a particular risk falls within the purview of that particular committee. The Executive, Nominating and Corporate Governance Committee specifically oversees risks associated with the independence of Board members, potential conflicts of interest and governance items. Also reporting to the Executive, Nominating and Corporate Governance Committee is the Enterprise Risk Management Division, which has been created to focus on certain audit, compliance, loan and strategic planning functions. The Compensation Committee of the Board oversees the management of risks relating to the Company’s compensation policies, plans, and practices, including executive compensation. The Audit Committee oversees the management of financial risks (including risks required to be monitored under the Sarbanes-Oxley Act), reporting, auditing and internal controls for the Company. The Retail, Operation and Compliance Committee of the Bank’s Board of Directors oversees risk management policies with respect to retail products and operational functions, along with certain compliance and audit functions. The Information Technology Steering Committee, created in 2021, oversees information technology services, cybersecurity and third-party technology risk exposure of the Bank. The Directors’ Loan Committee oversees risks relative to certain loan and credit functions and approval processes of the Bank. The conclusions of each Board committee with respect to issues falling within the purview of that particular committee are brought to the attention of all Board members at the regularly-scheduled meetings of the Board. This enables the Board and its committees to coordinate with respect to the risk oversight function and responsibility.

Board Structure and Committees

The Board conducts its business through meetings of the Board and Board committees. Further, executive sessions of the independent directors of the Board are to be held at least two times a year and otherwise as needed. These sessions are chaired by the Chairperson of the Board or another independent director selected by a majority of the independent directors.

During 2021, the Board met 12 times in regularly scheduled meetings and held two special meetings. All of the incumbent directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during the year.

Directors are encouraged but not required to attend the Annual Meeting of Shareholders each year. All individuals then serving as the Company’s directors attended the Company’s 2021 Annual Meeting of Shareholders held on April 29, 2021.

Audit Committee

The Audit Committee assists the Board with its oversight responsibilities with respect to the financial reports and other financial information provided by the Company to its shareholders and others, the Company’s financial policies and procedures and disclosure controls and procedures, the Company’s system of internal controls and the Company’s auditing, accounting and financial reporting processes. The Audit Committee operates under a written charter, a copy of which is posted on the Company’s website at https://www.fusb.com under the tabs “About – Investor Relations – FUSB Policies.” The Audit Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Audit Committee last reviewed and assessed the adequacy of its charter on March 11, 2022. The Audit Committee met eleven times during 2021. The Audit Committee Report appears later in this Proxy Statement.

Certain Nasdaq listing rules and the federal securities laws require that at least one member of the Audit Committee must have an understanding of generally accepted accounting principles and financial statements, the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, experience preparing, auditing, analyzing or evaluating financial statements or experience actively supervising one or more persons engaged in such activities, an understanding of internal control over financial reporting and an understanding of audit committee functions. The Board has determined that currently Andrew C. Bearden, Jr., Robert Stephen Briggs and Marlene M. McCain each has the requisite attributes of an “audit committee financial expert.”

The current members of the Audit Committee are Andrew C. Bearden, Jr., Chairperson, Robert Stephen Briggs, Marlene M. McCain, Jack W. Meigs and Aubrey S. Miller. The Board has carefully evaluated the backgrounds of the members of the Audit Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules, and such members satisfy the heightened independence standards under SEC rules.

Compensation Committee

The Compensation Committee assists the Board in overseeing and determining executive compensation. Among other responsibilities, the Compensation Committee reviews, recommends and approves salaries and other compensation of the Company’s executive officers and administers the Company’s equity compensation plans that may be in place from time to time. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. The Compensation Committee operates under a written charter, a copy of which is posted on the Company’s website at https://www.fusb.com under the tabs

“About – Investor Relations – FUSB Policies.” The Compensation Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Compensation Committee last reviewed and assessed the adequacy of its charter on March 11, 2022. The Compensation Committee met eight times during 2021. The Compensation Committee Report appears later in this Proxy Statement.

The Compensation Committee has reviewed the Company’s compensation programs, plans and practices for all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to encourage or incentivize risks that are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee concluded and informed the Board that, based on the Company’s current compensation programs, plans and practices, there are no such risks.

The current members of the Compensation Committee are Donna D. Smith, Chairperson, Sheri S. Cook, Jack W. Meigs, Aubrey S. Miller and Bruce N. Wilson. The Board has carefully evaluated the backgrounds of the members of the Compensation Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules and as defined in the committee’s charter.

Executive, Nominating and Corporate Governance Committee

Among other responsibilities, the Executive, Nominating and Corporate Governance Committee reviews and recommends the selection of directors and members of committees of the Board and reviews and establishes the governance practices of the Company. The Executive, Nominating and Corporate Governance Committee operates under a written charter, a copy of which is posted on the Company’s website at https://www.fusb.com under the tabs “About – Investor Relations – FUSB Policies.” The Executive, Nominating and Corporate Governance Committee is required on an annual basis to review and reassess the adequacy of its charter and recommend any changes to the full Board. Any revisions to the charter are to be made by the full Board. The Executive, Nominating and Corporate Governance Committee last reviewed and assessed the adequacy of its charter on March 11, 2022. The Executive, Nominating and Corporate Governance Committee met nine times during 2021.

The members of the Executive, Nominating and Corporate Governance Committee are Robert Stephen Briggs, Chairperson, Andrew C. Bearden, Jr., Sheri S. Cook, John C. Gordon, David P. Hale, J. Lee McPhearson, Donna D. Smith and Bruce N. Wilson. The Board has carefully evaluated the backgrounds of the members of the Executive, Nominating and Corporate Governance Committee and determined that such members qualify as “independent,” as defined in the applicable Nasdaq listing rules, including the heightened independence standards applicable to members of compensation committees of listed companies.

Consideration of Director Nominees

Criteria and Diversity

Criteria that are used by the Executive, Nominating and Corporate Governance Committee in connection with evaluating and selecting new directors include factors relating to whether the candidate would meet the definition of “independent,” as defined by the applicable Nasdaq listing rules, as well as the candidate’s skills, occupation and experience in the context of the needs of the Board. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

The Executive, Nominating and Corporate Governance Committee continually reviews the qualifications and responsibilities of all directors in consideration of the Board’s overall responsibility to shareholders. Although neither the Board nor the Executive, Nominating and Corporate Governance Committee has a formal policy with regard to the consideration of diversity in identifying director nominees, the director nomination process is designed to ensure that the Board considers members with diverse backgrounds, including race, ethnicity, gender, education, skills and experience, with a focus on appropriate financial and other expertise relevant to the Company’s business. Following the Annual Meeting, the Board will include three females and one racially or ethnically diverse member (representing 36% of directors). The Executive, Nominating and Corporate Governance Committee also considers issues of relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Company’s other Board members and management team, understanding of the Company’s business and culture, the ability to act in the best interests of the shareholders, and other factors deemed relevant. The goal of this process is to assemble a group of directors with deep, varied experience, sound judgment and commitment to the success of the Company. For a discussion of the individual experience and qualifications of our directors, refer to “Proposal 1 – Election of Directors” in this Proxy Statement.

Process for Identifying and Evaluating Director Nominees

The process followed by the Executive, Nominating and Corporate Governance Committee to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Executive, Nominating and Corporate Governance Committee and the Board. Assuming that the appropriate biographical and background material discussed below is provided on behalf of candidates recommended by shareholders, the Executive, Nominating and Corporate Governance Committee will evaluate those candidates by applying substantially the same criteria and following substantially the same process as that used for candidates submitted by Board members.

The following diversity statistics are reported in the standardized disclosure matrix that was proposed by Nasdaq and approved by the SEC in August 2021. The information relates only to the incumbent directors who are standing for re-election at the 2022 Annual Meeting.

Board Diversity Matrix
Board Size:
Total Number of Directors: 11
Gender:	Female	Male	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	3	8	—	—
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	—	1	—	—
Alaskan Native or American Indian	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+			—
Demographic Background Undisclosed			—

Director Nominees Proposed by Shareholders

The Executive, Nominating and Corporate Governance Committee will consider candidates recommended by shareholders for inclusion by the Board in the slate of nominees that the Board recommends to the shareholders for election. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by shareholders, the Executive, Nominating and Corporate Governance Committee applies the selection criteria and follows the process described above.

Shareholders may recommend individuals for the Executive, Nominating and Corporate Governance Committee to consider as potential director candidates by submitting the following information to the Executive, Nominating and Corporate Governance Committee, c/o Corporate Secretary of First US Bancshares, Inc., 131 West Front Street, P.O. Box 249, Thomasville, Alabama 36784:

•	the name of the recommended person;

•

all information relating to the recommended person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

•	the written consent of the recommended person to being named in the proxy statement as a nominee and to serve as a director if elected;

•

as to the shareholder making the recommendation, the name and address of such shareholder as the name and address appear on the Company’s books; provided, however, that, if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the registered holder; and

•	a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

Any such recommendation must be received at the address above not less than 120 calendar days before the first anniversary of the date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, which date for the ensuing year is November 24, 2022.

Shareholder Communications with the Board

The Board will give appropriate attention to written communications that are submitted by shareholders and will respond as the Board deems appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairperson of the Executive, Nominating and Corporate Governance Committee primarily will be responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other directors as he or she deems appropriate. Communications will be forwarded to all directors if such communications relate to substantive matters and include suggestions or comments that the Chairperson of the Executive, Nominating and Corporate Governance Committee considers important.

Shareholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairperson of the Executive, Nominating and Corporate Governance Committee

c/o Corporate Secretary of First US Bancshares, Inc.

131 West Front Street

P.O. Box 249

Thomasville, Alabama 36784

All written communications to the Board will be relayed to the Executive, Nominating and Corporate Governance Committee without being screened by management.

Management’s Response to COVID-19

In March 2020, the World Health Organization declared the novel coronavirus (COVID-19) outbreak a global pandemic, and throughout 2020 and 2021 the Company’s management and Board responded with purposeful steps to help keep our people safe and our customers served. Soon after COVID-19 was declared a pandemic, management implemented the Company’s Pandemic Contingency Plan (the “Plan”). The Plan included activities designed to promote the safety and well-being of employees and customers and to monitor the Company’s financial and business risks caused by the pandemic, including increased monitoring and communications with loan and deposit customers and increased monitoring of the Company’s capital and liquidity positions. We also implemented significant operating environment changes that we determined were in the best interest of our employees, as well as the communities in which we operate, and which comply with government regulations. This included having a substantial percentage of our employees work from home, while implementing additional safety measures for employees continuing critical on-site work.

The Company also took efforts to ensure that our customers received the service and support they needed to confront the pandemic. In accordance with section 4013 of the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Company implemented initiatives to provide short-term payment relief to borrowers who were negatively impacted by COVID-19. Further, in response to sections 1102 and 1106 of the CARES Act, the Company processed loans through the Paycheck Protection Program (“PPP”). The PPP was designed to assist in sustaining business owners through economic difficulties caused by the pandemic. Finally, to ensure that customers were getting the most out of our robust suite of digital offerings, we provided additional communications explaining the availability of remote banking products to our customers.

TRANSACTIONS WITH RELATED PERSONS

The Company recognizes that transactions between the Company or its subsidiaries and any of its directors or executive officers may present potential or actual conflicts of interest that are not in the best interests of the Company and its shareholders. Therefore, as a general matter and in accordance with the Company’s Code of Business Conduct and Ethics, the Company prefers to avoid such transactions. Nevertheless, there are situations where such transactions may be in, or may not be inconsistent with, the best interests of the Company and its shareholders. Therefore, the Company has adopted a written policy and procedures that require the Audit Committee to review and, if appropriate, to approve or ratify any such transactions.

Policy and Procedures Regarding Related Person Transactions

The Audit Committee’s Policy and Procedures With Respect to Related Person Transactions sets forth the process for reviewing, approving and ratifying transactions involving the Company and its subsidiaries and “related persons.” “Related persons” include directors, director nominees and executive officers and their immediate family members, and shareholders owning 5% or more of the Company’s outstanding common stock and their immediate family members. It is the Company’s policy to approve and ratify transactions involving related persons only when the Board, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders.

The procedures provide that, prior to entering into a related person transaction, management or the affected director or executive officer must bring the matter to the attention of a designated individual who will assess whether the matter should be considered by the Audit Committee. If a member of the Audit Committee is involved in the proposed transaction, he or she will be recused from all discussions and decisions about the transaction. To the extent that a related person transaction is not identified in advance, the terms of the transaction will be reviewed and evaluated by the Audit Committee. Only transactions that are in, or that are not inconsistent with, the best interests of the Company and its shareholders are approved or ratified by the Audit Committee.

Certain Transactions with Related Persons

Certain directors and executive officers of the Company and their family members are customers of, and have had transactions with, the Bank in the ordinary course of business, and additional transactions likely will take place in the ordinary course of business. All outstanding loans and commitments to date have been made in the ordinary course of business and on substantially the same terms, including with respect to interest rates and collateral, as for comparable transactions with unrelated persons, and have not involved more than the normal risk of collectability or presented other unfavorable features.

EXECUTIVE COMPENSATION

Compensation Philosophy and Objectives

This Executive Compensation section describes the 2021 executive compensation program for our named executive officers. Our primary objective is to achieve and sustain significant increases in shareholder value. We have designed our executive compensation program, and we routinely evaluate and consider modifications to the program, to support this objective with a strong link between pay and corporate and individual performance, while discouraging executives from taking excessive risks. Our approach is aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success in the banking industry. A portion of our executives’ compensation is “performance-based” in the form of incentives that are intended to motivate balanced decision-making by our executives while also aligning their interests with those of our shareholders.

We design our compensation program to align with the following principles:

•	Competitive. We review the compensation practices of the other companies in our compensation peer group and aim to target compensation for our executives at or near the market 50% percentile.

•

Performance-based. We use a mixture of options, time-based restricted stock and cash incentives to link our executives’ compensation to Company short- and long-term performance. Our cash incentive program for 2021 used the following specific metrics to determine executive bonuses: consolidated pre-tax income, consolidated return on average assets (pre-tax), return on average tangible equity (pre-tax), net loan growth in indirect lending and a discretionary component related to each executive’s contributions toward the Company’s strategic goals during 2021.

•	Shareholder-aligned. Our stock-based incentives encourage the creation of long-term value and link the interests of our executives to those of our shareholders.

•

Prudent risk-taking. We structure our compensation program to incentivize sustainable growth without encouraging our executives to take unreasonable risks that could damage the Company’s profitability or reputation.

Compensation Governance Best Practices

The Compensation Committee annually reviews best practices in executive compensation and governance and continues to enhance our policies and practices, which include the following:

What We Do	What We Do Not Do

•  Review the compensation peer group annually to ensure reasonable and appropriate size and scope fit for purposes of comparing executive compensation and bank performance.

•  Have an independent Compensation Consultant to the Compensation Committee.

•  Conduct regular compensation benchmarking to assess the level of pay competitiveness for named executive officers.

•  Assess actual pay positioning for named executive officers in relation to target pay positioning outlined in our compensation philosophy.

•  Have a recoupment policy expressly allowing for recovery of any cash incentive compensation paid under the program in certain situations, e.g., in the event of a

•  No repricing of awards under our Incentive Plan without shareholder approval.

•  No tax gross-up provisions exist in our agreements with named executive officers and we do not provide tax gross-ups for any taxable perks.

•  Restrictions on hedging and pledging of FUSB securities under our insider trading policy.

•  No active SERPs.

•  No “timing” of equity grants. We do not grant equity awards in anticipation of the release of material, non-public information, and we do not time the release of material, non-public information based on equity grant dates.

•  Limited and no excessive perks.

What We Do

restatement of our financial statements or if it is determined that the financial information used to determine the amount of the cash incentive compensation was materially inaccurate.

•  Engage with our shareholders. We conduct an annual advisory say-on-pay vote and actively review the results of those votes as we make decisions regarding executive compensation.

Oversight of the Compensation Program

The Compensation Committee oversees our compensation program and approves the compensation paid to all executive officers, including the Chief Executive Officer and the two other most highly-compensated executive officers during 2021 – Mr. House, Mr. Elley and Mr. Mitchell (collectively, the “Named Executive Officers”).

Our Compensation Committee’s responsibilities include reviewing and approving the amount, form and terms of compensation to be paid to the Named Executive Officers and assessing and making recommendations to the Board regarding executive compensation and benefit plans and programs. The Chief Executive Officer assists the Compensation Committee with determining the amount of compensation to be paid to the other executive officers but does not play a role in the final determination or approval of his own compensation. Our Human Resources Department also assists the Compensation Committee with compensation decisions by providing support and data for the committee.

Compensation Consultant

The charter of the Compensation Committee grants the committee the authority to hire outside consultants to further its objectives and assist with its responsibilities. The Compensation Committee has engaged Willis Towers Watson, an independent compensation consultant, to assist the Compensation Committee by reviewing, assessing and providing recommendations with respect to the amount and form of director and executive officer compensation.

The Company does not have a policy that limits the services that an executive compensation consultant can perform. However, the Company has not engaged Willis Towers Watson for any projects other than those directed by the Compensation Committee and management, as described above, nor has Willis Towers Watson performed any other services for the Company. As a result, the Company has determined that Willis Towers Watson operates with full objectivity and without conflicts of interest in its support of the Compensation Committee.

Benchmarking

In determining market competitiveness of compensation, the Compensation Committee, with the assistance of Willis Towers Watson, reviews annually a combination of proxy information from the Company’s compensation peer group and available market compensation survey data. The Compensation Committee may also use comparisons to the Company’s compensation peer group to consider other market practices relevant to the scope of our executives’ responsibilities.

At the request of the Compensation Committee, Willis Towers Watson prepared an evaluation of our peer group for use in 2021. As a result of the evaluation, Willis Towers Watson recommended, and the Compensation Committee approved, the twelve companies listed below as the peer group for 2021.

2021 Compensation Peer Group
Company	Assets (in millions)*	Market Cap (in millions)†
The First Bancshares, Inc.	$3,942	$426
Investar Holding Corporation	2,149	144
Colony Bankcorp, Inc.	1,515	101
Select Bancorp, Inc.	1,275	141
Limestone Bancorp, Inc.	1,246	79
Citizens Holding Company	1,195	121
First Community Corporation	1,170	100
Auburn National Bancorporation, Inc.	829	162
Bank of the James Financial Group, Inc.	725	45
United Bancorp, Inc.	686	61
Village Bank and Trust Financial Corp.	540	42
Bank of South Carolina Corporation	445	93

*	Information as of December 31, 2019.
†	Information as of July 31, 2020.

Elements of Executive Compensation

Base Salaries

Each Named Executive Officer’s base salary is determined principally by the responsibilities required by the officer’s position, his experience and contributions to our business and length of service in his position at the Company, as well as individual competence and comparison to peer institutions. Base salaries are reviewed and approved by the Compensation Committee annually to determine whether the base salary levels are appropriate. In 2020, due to economic uncertainty related to the COVID-19 pandemic, the salaries of executive officers, including the Named Executive Officers, were not increased. The base salaries of the Named Executive Officers in 2021 were as follows: for Mr. House, $353,625, increased from $345,000 in 2020; for Mr. Elley, $239,655, increased from $233,810 in 2020; and for Mr. Mitchell, $232,703, increased from $227,027 in 2020.

2021 Cash Incentive Program

In February 2021, the Company established a cash incentive program for certain executive officers and key employees of the Company and its subsidiaries designed to incentivize the achievement of specified short-term performance criteria (the “2021 CIP”). Under the 2021 CIP, each Named Executive Officer had the opportunity to earn a one-time cash payment equal to a predetermined percentage of his 2021 base salary, with the earned amount based on the level of performance with respect to certain corporate objectives applicable to the Company and the Bank. For Mr. House and Mr. Elley, the payment was based on (i) consolidated pre-tax income of the Company, (ii) consolidated pre-tax return on average assets, (iii) consolidated pre-tax return on average tangible equity, and (iv) a discretionary component related to each executive’s contributions toward the Company’s strategic goals during 2021. For Mr. Mitchell, the payment was based on (a) consolidated pre-tax income of the Company, (b) consolidated pre-tax return on average assets, (c) net loan growth in indirect lending and (d) a discretionary component related to each executive’s contributions toward the Company’s strategic goals during 2021. The Company’s 2021 performance targets are set forth in the table below. The Compensation Committee had discretion to make adjustments up to 20% of the executive’s overall award.

	2021 Financial Performance Objectives
Corporate Objective	Threshold	Target	Stretch	Actual Results	Weight
Consolidated pre-tax income	$3,850,000	$5,500,000	$6,600,000	$5,726,000	25%
Consolidated return on average assets (pre-tax)	0.43%	0.61%	0.73%	0.61%	30% (2) or 25% (3)
Return on average tangible equity (pre-tax)	4.80%	6.85%	8.22%	7.10%	25% (2)
Loan Growth – Indirect Lending	$35,000,000	$50,000,000	$60,000,000	$64,426,000	30% (3)
Discretionary (1)	80%	100%	120%	120%	20%

(1)

The Compensation Committee approved the discretionary portion of each Named Executive Officer’s performance objectives at 120% based on, among other things, successful implementation of strategic reorganization and cost control initiatives, gains on peer group comparisons, and significant improvement in total shareholder return during 2021.

(2)	This number reflects the weight for Mr. House and Mr. Elley.
(3)	This number reflects the weight for Mr. Mitchell.

Based on the performance metrics above, each Named Executive Officer was eligible to earn the payout amounts set forth in the table below.

		2021 Annual Incentive Range
Name	Threshold	Threshold (% of Salary)	Target	Target (% of Salary)	Stretch	Stretch (% of Salary)	2021 Incentive Earned
James F. House	$79,566	22.5%	$159,131	45.0%	$238,697	67.5%	$182,761
Thomas S. Elley	41,940	17.5%	83,879	35.0%	125,819	52.5%	96,335
William C. Mitchell	40,723	17.5%	81,446	35.0%	122,169	52.5%	103,899

Each Named Executive Officer’s cash incentive payment was potentially subject to a downward adjustment as a result of certain regulatory or compliance ratings at the Bank.

Equity Awards

Our Named Executive Officers are eligible to participate in the First US Bancshares, Inc. 2013 Incentive Plan, which was originally adopted by the Board on March 22, 2013, and amended on May 2, 2019 (the “Incentive Plan”). The Incentive Plan provides for the grant of incentive and nonqualified stock options, stock appreciation rights, awards of restricted stock and restricted stock units and performance compensation awards, including performance-based cash bonuses, to employees, non-employee directors and certain consultants of the Company and its affiliates, including the Bank.

On February 26, 2021, we granted equity awards to our Named Executive Officers in the following amounts: 3,600 shares of restricted stock for Mr. House, 2,100 shares of restricted stock for Mr. Elley and 2,100 shares of restricted stock for Mr. Mitchell. These shares of restricted stock vest in equal increments on the first three anniversaries of the grant date.

Termination and Change in Control Benefits

We believe that it is important to protect the financial interests of our senior management in the event of a change in control. Further, we believe that the interests of the Company’s shareholders are best served if the interests of our senior management are aligned with the shareholders’ interests. Providing change in control benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of our shareholders.

Mr. House, our President and Chief Executive Officer, is the only Named Executive Officer with an employment agreement. On December 19, 2013, the Company, the Bank and Mr. House entered into an Amended and Restated Executive Employment Agreement that replaced the original employment agreement entered into by the Company, the Bank and Mr. House on November 7, 2011, when Mr. House first began serving as the President and Chief Executive Officer of the Company and the Bank. In addition to setting forth various terms with respect to Mr. House’s base salary, the equity compensation, perquisites and other benefits to which Mr. House is entitled, and certain restrictive covenants, the employment agreement contains certain termination and change in control provisions, the details of which are further discussed under the caption, “Employment Agreement with Mr. House.”

Additionally, we have entered into a Change in Control Agreement with each of our executives, including Mr. Elley and Mr. Mitchell, pursuant to which certain payments are required in connection with a change in control. In the first quarter of 2022, we amended and restated the Change in Control Agreements for Mr. Elley and Mr. Mitchell. For more information, see “Potential Payments Upon Termination or Change in Control” contained herein.

Perquisites and Other Benefits

We provide our Named Executive Officers with limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified senior management. We believe that perquisites for our executives should be limited in scope and value and also should reflect similar perquisites provided to executive officers at other banks of comparable size.

Perquisites provided include, in some cases, payment of cell phone fees, subscription radio fees and club dues, as well as a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile, or in situations where a Company-owned automobile is not provided, an allowance to reimburse the Named Executive Officer for the operation of a personal vehicle. Additionally, the Company pays the annual premium for a term life insurance policy with a $250,000 death benefit for Mr. House. Otherwise, the Named Executive Officers participate in our employee benefit plans and programs on the same terms and conditions as other employees. The benefits available generally include medical and dental insurance, disability insurance and life insurance. In addition, we sponsor a 401(k) plan in which all eligible employees, including the Named Executive Officers, may participate.

Clawback/Recoupment Policy

We believe that the incorporation of a “clawback” or recoupment policy in our executive compensation program contributes to creating and maintaining a culture that emphasizes integrity and accountability and reinforces the performance-based principles underlying our executive compensation program. For example, our 2021 Cash Incentive Program provided for recoupment of cash bonus payments in connection with certain events, including (i) achievement of financial results that are subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either GAAP or the federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance objectives used by the Compensation Committee to determine the amount of any cash bonus payments were materially inaccurate. Further, awards made under the Incentive Plan are subject to “clawback” (deduction or recovery) to the extent required by applicable laws, government regulations and stock exchange listing requirements.

Consideration of Prior Shareholder Advisory Vote on Executive Compensation

We provide our shareholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our Named Executive Officers (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2021 Annual Meeting of Shareholders held on April 29, 2021, approximately 94% of the shares represented at the meeting in person or by proxy and entitled to vote on the “say-on-pay” proposal (excluding broker non-votes) were voted in favor of the compensation of the Company’s Named Executive Officers as disclosed in the proxy statement for that meeting. The Compensation Committee considered this high level of shareholder support when determining the compensation for 2022, and decided not to make any significant changes to the structure of our compensation program. The Compensation Committee concluded that the Company’s compensation program should continue to emphasize the performance, alignment and retention objectives described herein.

COMPENSATION COMMITTEE REPORT

The Compensation Committee, composed of independent directors, reviewed and discussed the Executive Compensation section with the Company’s management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Executive Compensation section be included in this Proxy Statement.

This report furnished by the Compensation Committee:

Donna D. Smith, Chairperson

Sheri S. Cook

Jack W. Meigs

Aubrey S. Miller

Bruce N. Wilson

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2021 and 2020, a summary of the compensation paid to or earned by the Named Executive Officers. Note that, as a “smaller reporting company” and pursuant to the rules of the SEC, the Company is providing compensation information for 2021 and 2020 for Mr. House, as the President and Chief Executive Officer of the Company and the Bank, and Mr. Elley and Mr. Mitchell, as the two most highly compensated executive officers of the Company other than Mr. House who were serving as executive officers at the end of 2021.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
James F. House (5)	2021	$353,625	$32,040	—	$182,761	$21,924	$590,350
President and Chief Executive Officer of the Company and the Bank	2020	345,000	—	$30,728	85,388	20,901	482,017

Thomas S. Elley	2021	239,655	18,690	—	96,335	19,824	374,504
Vice President, Treasurer, Assistant Secretary, Chief Financial Officer and Principal Accounting Officer of the Company and Senior Executive Vice President, Chief Financial Officer, Treasurer, Assistant Secretary and Investment Officer of the Bank	2020	233,810	21,492	—	45,008	18,493	318,803

William C. Mitchell (6)	2021	232,703	18,690	—	103,899	18,719	374,011
Senior Executive Vice President, Consumer Banking	2020	227,027	21,492	—	55,603	18,220	322,342

(1)	The amounts presented in this column represent the grant date fair value of shares of restricted common stock, computed in accordance with Accounting Standards Codification (“ASC”) Topic 718.
(2)	The amounts presented in this column represent the grant date fair value of options, computed in accordance with ASC Topic 718.
(3)	The amounts presented in this column represent cash paid under the 2021 or 2020 cash incentive program, as applicable.
(4)	The following table describes each component in the “All Other Compensation” column for 2021 and 2020.

Name	Year	401(k) Contributions	Life Insurance Premiums	AD&D Insurance Premiums	Automobile	Cell Phone Fees	Other*	Total
James F. House	2021 2020	$11,600 11,400	$4,971 4,971	$64 64	$984 1,291	$1,170 1,170	$3,135 2,005	$21,924 20,901
Thomas S. Elley	2021 2020	11,328 11,400	564 564	96 96	6,666 5,263	1,170 1,170	— —	19,824 18,493
William C. Mitchell	2021 2020	11,475 11,400	564 564	96 96	5,293 4,873	1,170 1,170	121 117	18,719 18,220

*

For Mr. House, “Other” compensation for 2021 includes $1,840 in civic club dues, $820 in club fees and $475 for a radio subscription service fee, and for 2020 includes $1,757 in club fees and $248 for a radio subscription service fee. For Mr. Mitchell, this amount represents a radio subscription service fee paid in 2021 and 2020.

(5)

Mr. House’s employment agreement sets forth the terms of his employment, including his minimum compensation. See the discussion under “Employment Agreement with Mr. House” for additional information about Mr. House’s current employment agreement.

(6)	Prior to January 2020, Mr. Mitchell served as President and Chief Executive Officer of the Bank’s subsidiary, Acceptance Loan Company, Inc.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth information as of December 31, 2021, concerning outstanding equity awards previously granted to our Named Executive Officers:

	Option Awards						Stock Awards
Name of Executive	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares in Units of Stock That Have Not Vested (10)
James F. House	08/01/14	(1)	11,000	—	$8.10	07/31/24	—		—
	02/23/15	(2)	10,500	—	8.23	02/23/25	—		—
	02/24/16	(3)	11,000	—	8.30	02/24/26	—		—
	02/22/17	(4)	11,000	—	14.11	02/22/27	—		—
	02/12/18	(5)	9,900	—	11.71	02/12/28	—		—
	02/27/19	(6)	6,600	3,300	10.01	02/27/29	—		—
	02/26/20	(7)	3,066	6,134	11.94	02/26/30	—		—
	02/26/21		—	—	—	—	3,600	(8)	$38,052
Thomas S. Elley	08/01/14	(1)	4,250	—	8.10	07/31/24	—		—
	02/23/15	(2)	5,900	—	8.23	02/23/25	—		—
	02/24/16	(3)	6,100	—	8.30	02/24/26	—		—
	02/22/17	(4)	7,000	—	14.11	02/22/27	—		—
	02/12/18	(5)	6,300	—	11.71	02/12/28	—		—
	02/27/19	(6)	4,200	2,100	10.01	02/27/29	—		—
	02/26/20		—	—	—	—	1,200	(9)	12,684
	02/26/21		—	—	—	—	2,100	(8)	22,197
William C. Mitchell	08/01/14	(1)	7,500	—	8.10	07/31/24	—		—
	02/23/15	(2)	6,500	—	8.23	02/23/25	—		—
	02/24/16	(3)	6,800	—	8.30	02/24/26	—		—
	02/22/17	(4)	7,000	—	14.11	02/22/27	—		—
	02/12/18	(5)	5,100	—	11.71	02/12/28	—		—
	02/27/19	(6)	3,733	1,867	10.01	02/27/29	—		—
	02/26/20		—	—	—	—	1,200	(9)	12,684
	02/26/21		—	—	—	—	2,100	(8)	22,197

(1)	Options granted in August 2014 vested immediately upon issuance.
(2)	Options granted in February 2015 vested on the first anniversary of the grant date.
(3)	Options granted in February 2016 vested in equal increments on the first three anniversaries of the grant date.
(4)	Options granted in February 2017 vested in equal increments on the first three anniversaries of the grant date.
(5)	Options granted in February 2018 vested in equal increments on the first three anniversaries of the grant date.
(6)	Options granted in February 2019 vested in equal increments on the first three anniversaries of the grant date.
(7)	Options granted in February 2020 vest in equal increments on the first three anniversaries of the grant date.
(8)	The amount represents restricted shares of common stock granted under the Incentive Plan on February 26, 2021, that will vest in equal increments on the first three anniversaries of the issue date.
(9)	The amount represents restricted shares of common stock granted under the Incentive Plan on February 26, 2020, that will vest in equal increments on the first three anniversaries of the issue date.
(10)

The amount represents the product of $10.57, which was the closing price for a share of our common stock reported by Nasdaq on December 31, 2021 (the last trading day of 2021), and the number of unvested shares of restricted stock reflected in the table for the corresponding award.

Employment Agreement with Mr. House

On December 19, 2013, Mr. House entered into an Amended and Restated Executive Employment Agreement (the “2013 Employment Agreement”) with the Company and the Bank, which became effective on January 1, 2014, and replaced the employment agreement entered into by Mr. House with the Company and the Bank on November 7, 2011, when Mr. House first began serving as President and Chief Executive Officer of the Company and the Bank. A copy of the 2013 Employment Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which was filed with the SEC on December 19, 2013.

The initial term of the 2013 Employment Agreement was three years, with an additional year added to the term on each anniversary of the effective date, unless one of the parties provides notice of its intention not to extend the term. The 2013 Employment Agreement provides that Mr. House will be paid and eligible for the following compensation, among other employee benefits: an annual base salary of $313,384, subject to increase by the Board (which annual base salary was first increased by the Board at its November 2015 meeting); term life insurance coverage in the amount of $250,000; the use of a Company-owned automobile and reimbursement of reasonable expenses in operating such automobile; temporary housing in Thomasville, Alabama; and reimbursement of ordinary and reasonable expenses incurred in the performance of his duties as Chief Executive Officer and President of the Company and the Bank. In addition, for each year of the term of the 2013 Employment Agreement, Mr. House will be eligible to receive an annual long-term incentive award under the Incentive Plan of up to 5,000 shares of the Company’s common stock, options to purchase up to 10,000 shares of the Company’s common stock, or some combination of the foregoing. The agreement also contains non-compete and confidentiality restrictions. Specifically, Mr. House is prohibited from competing with the Company or the Bank for two (2) years following the termination of his employment and from disclosing confidential and proprietary information for a period of three (3) years after the termination of his employment.

Under the terms of the 2013 Employment Agreement, Mr. House is entitled to certain payments and benefits if his employment terminates due to his retirement, death or involuntary termination, or if his termination is related to a change in control of the Company or the Bank. In the event that Mr. House’s employment terminates due to his death or disability, or Mr. House terminates his employment for any reason other than “good reason,” he is entitled to any accrued and unpaid base salary earned through the date of termination and all vested amounts payable and vested benefits accrued under any otherwise applicable plan, policy, program or practice in which Mr. House was a participant. If Mr. House is involuntarily terminated without “cause” or Mr. House terminates his employment for “good reason,” he is entitled to (i) a lump sum cash payment within thirty (30) days following his termination in an amount equal to the greater of either one (1) times his base salary then in effect or the amount of the base salary that otherwise would have been payable to Mr. House for the remainder of the term and (ii) reimbursement for any premiums paid by Mr. House for COBRA health continuation coverage, subject to limitations in the agreement. In the event of a change in control, Mr. House is not entitled to any payment unless he is terminated or he terminates his employment within six (6) months following the change in control. If Mr. House is terminated without “cause” or if he terminates his employment for “good reason” during the six (6) months following a change in control, he is entitled to a lump sum cash payment within thirty (30) days following his termination in an amount equal to two hundred ninety-nine percent (299%) of his “base amount,” as defined in Section 280G(b)(3)(A) of the Internal Revenue Code of 1986, as amended, subject to all applicable withholdings.

Internal Revenue Code Section 409A imposes significant taxes on an executive officer in the event that he receives deferred compensation that does not satisfy certain statutory and regulatory requirements in accordance with Internal Revenue Code Section 409A. However, it is the intent of the Company and the Bank that the amounts payable to Mr. House under the employment agreement comply with or are exempt from Section 409A.

Potential Payments Upon Termination or Change in Control

Mr. House’s 2013 Employment Agreement contains severance provisions pursuant to which Mr. House is entitled to certain payments or benefits in the event that his employment is terminated without “cause” or for “good reason.” See the discussion under “Employment Agreement with Mr. House” for additional information.

In addition, on May 20, 2014, the Company entered into Change in Control Agreements with its executive officers, including Mr. Elley, and on February 22, 2021, the Company entered into an Amended and Restated Change in Control Agreement with Mr. Mitchell. Subsequently, on March 1, 2022, the Company entered into an Amended and Restated Change in Control Agreement with certain of its executive officers, including Mr. Elley, and a Second Amended and Restated Change in Control Agreement with Mr. Mitchell (collectively, the “Amended CIC Agreements”). Each of the Amended CIC Agreements provides for an eighteen-month period following a “change in control” (as defined in the Amended CIC Agreements) during which the executive officer will be, upon experiencing a “qualifying termination of employment” (as defined in the Amended CIC Agreements), entitled to a one-time lump sum payment by the Company in an amount equal to two hundred percent (200%) of the sum of (A) the executive officer’s annual base salary in effect as of the date of termination plus (B) the executive officer’s target bonus opportunity under the cash incentive program in effect for the year at issue (the “Severance Benefit”), a pro rata share of the executive officer’s target bonus for the year in which termination occurs, and the reimbursement by the Company of health insurance continuation expenses incurred by the executive officer, in addition to any rights and welfare benefits provided to the executive officer under any plans and programs upon termination of employment. In the event that the executive officer’s employment is terminated as a result of such officer’s voluntary resignation without “good reason” (as defined in the Amended CIC Agreements) within six months after a change in control, the executive officer will be entitled to the same payments described above, except that the one-time lump sum payment will be equal to one hundred percent (100%) of the executive officer’s Severance Benefit. Each of the Amended CIC Agreements also provides that, during the employment period and for a period of two years following termination of employment, the executive officer will be bound by covenants not to compete and not to solicit customers or employees; provided, however, that the non-competition provisions of the Amended CIC Agreements will apply only if the executive officer is entitled to the one-time lump sum payment described above; and, provided further, that if the executive officer is entitled to a lump sum payment equal to only one hundred percent (100%) of the Severance Benefit, the non-competition provisions of the Amended CIC Agreements will endure for only one year.

Pursuant to the Restricted Stock Award Agreement, if an officer’s Continuous Service (as defined in the Incentive Plan) terminates due to death, disability or retirement, 100% of the unvested restricted stock shall vest as of the date of such termination. If the Continuous Service terminates for any reason other than death, disability or retirement, any unvested restricted stock shall be automatically forfeited upon such termination. Pursuant to the Incentive Plan, in the event of a Change in Control (as defined in the Incentive Plan) the Restricted Period (as defined in the Incentive Plan) shall expire immediately with respect to 100% of the shares of restricted stock, subject to the discretion of the Compensation Committee.

Pursuant to the Nonqualified Stock Option Agreement (“Option Agreement”) between FUSB and a recipient of an option, in the case of termination due to disability, any unvested portion of the option shall become fully vested on the date of termination and the officer (or, in certain circumstances, his personal representative) may exercise the vested option at any time prior to the Expiration Date (as defined in the Option Agreement). In the case of termination due to death, any unvested portion of the option shall become fully vested on the date of death, and the vested option may be exercised by the officer’s estate, by a person who acquired the right to exercise the option by bequest or inheritance, or by a person designated pursuant to the Option Agreement at any time prior to the Expiration Date. In the case of termination due to retirement, any unvested portion of the option shall become fully vested on the date of retirement (as defined in the Option Agreement), and the officer may exercise the vested option at any time prior to the Expiration Date. In the case of termination other than for disability, death or retirement, the officer may exercise the vested portion of the option, but only within such period of time ending on the earlier of (a) the date three months following the termination of the officer’s continuous service or (b) the Expiration Date; provided, however, that in the case of termination for Cause (as defined in the Incentive Plan), the option (whether vested or unvested) shall immediately terminate and cease to be exercisable. In the case of a Change in Control, the option shall become immediately vested and exercisable with respect to 100% of the shares subject to the option, subject to the discretion of the Compensation Committee.

DIRECTOR COMPENSATION

In establishing director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company and the skill level required by the Company of members of the Board, as well as the importance of attracting and retaining qualified candidates to serve on the Board.

Fees

Each of the non-employee directors of the Company receives a $24,000 annual retainer for service as a director. The non-executive Chairperson of the Board receives an additional $10,000 annual retainer. The Chairpersons of the committees of the Board receive additional retainer fees as follows: $7,500 annually for the Chairperson of the Audit Committee and $5,000 annually for the Chairperson of each of the following Board committees: the Asset/Liability Committee; the Compensation Committee; the Directors’ Loan Committee, the Executive, Nominating and Corporate Governance Committee; the Information Technology Steering Committee; and the Retail Operations Compliance Committee. In addition, each non-employee director who chairs the board of a Company subsidiary receives $5,000 annually. The non-employee members of the Board of Directors of Acceptance Loan Company, Inc., the Bank’s subsidiary, include Bruce N. Wilson, Chairperson, and Robert Stephen Briggs.

Equity Compensation

Our directors are eligible to participate in the Incentive Plan, under which they may receive grants of nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other types of equity awards designed to align the interests of the directors with those of the Company’s shareholders. Pursuant to the First US Bancshares, Inc. Equity-Based Awards Grant Policy, the Compensation Committee determined the level of annual equity-based grants to be awarded with consideration given to each director’s level of responsibility and total compensation as well as the value of any benefits to which a director is entitled under any retirement agreement with the Company, as discussed below.

On February 26, 2021, the Compensation Committee awarded a total of 10,430 shares of restricted stock to our directors. The shares vested in full on the first anniversary of the grant date and, therefore, are no longer restricted. During the restricted period, the directors were entitled to vote and receive dividends with respect to their shares of common stock but could not transfer the shares, outside of certain narrow exceptions. The value of the grant of restricted stock to each director is set forth in the “2021 Director Compensation Table” below.

Stock Ownership Guidelines for Non-Employee Directors

We believe that it is important for our directors to have a financial stake in the Company, and we have adopted formal stock ownership guidelines for non-employee directors. Under the ownership guidelines, which are set forth in our corporate governance standards and guidelines, the Board has specified a requirement that non-employee directors must own at least 400 shares of the Company’s common stock. The guidelines further direct that each non-employee director should develop a meaningful ownership position in the Company over time. During 2021, all of our non-employee directors were in compliance with the ownership guidelines. Additional information regarding the beneficial stock ownership of our non-employee directors can be found in the “Security Ownership of Certain Beneficial Owners and Management” table contained herein.

Director Retirement Agreements

In order to encourage the members of the Board to continue to serve as directors of the Company, we entered into director retirement agreements with each of our non-employee directors who joined the Board prior to 2013. The director retirement agreements are nonqualified deferred compensation arrangements that are designed to motivate the directors to serve on the Board until their retirement.

We initially entered into the director retirement agreements in 2002 with each member of the Board at that time, including current directors Gordon, Meigs and Wilson. In their original form, these agreements promised each director a benefit to be paid annually for ten years, generally beginning on the later of the date on which the director reached age 70 or the date on which the director terminated service as a director. The amount of the benefit was initially set at $12,000 in September 2002 and was scheduled to increase by 3% each year until the director reached age 70 or his or her service as a director was terminated. The benefit was to be reduced if the director retired from the Board before age 70 or terminated service as a director due to a disability before age 70.

The director retirement agreements provide a change in control benefit. We believe that the interests of the Company’s shareholders will be best served if the interests of our directors are aligned with the shareholders’ interests. Therefore, the director retirement agreements provide that, if a director is terminated following a change in control of the Company or a change in control of the Bank, we will pay the director annually for ten years, beginning at age 70, an amount equal to the maximum benefit that he or she would have been entitled to receive had the director terminated service as a director at age 70.

The director retirement agreements are subject to Internal Revenue Code Section 409A. On November 20, 2008, the Company and the Bank entered into amendments to the director retirement agreements for each director at the time, the purpose of which was to ensure that the terms of the director retirement agreements comply with Internal Revenue Code Section 409A so that the directors would avoid potential negative tax consequences. The amendments to the director retirement agreements did not materially change the scope or amount of benefits to which the directors are entitled but may affect the time and form of payment of such benefits. The director retirement agreements entered into by directors joining the Board subsequent to the November 2008 amendments (current directors Bearden and McPhearson) comply with Section 409A.

On January 25, 2017, the agreements with current directors Gordon, Meigs and Wilson were again amended to reflect the increase in the mandatory retirement age for Board members from age 70 to age 75. Specifically, the 2017 amendment clarified that the annual increases in the amount of the annual benefit payable pursuant to the agreement will terminate at the end of the plan year (commencing on September 1 and ending on August 31) immediately preceding the date of the first meeting of shareholders of the Company at which directors are elected, following the date on which the director reaches the mandatory retirement age set forth in the Company’s Bylaws. No amendments were required to the agreements with current directors Bearden and McPhearson to reflect this clarification.

Equalization Stipend

Directors who joined the Board in 2013 or later have not entered into director retirement agreements. In order to alleviate pay discrepancies between directors who entered into director retirement agreements and those who did not, as well as to more equitably align the pay structure of all directors, in 2021, an “equalization stipend” was paid. This stipend served to fairly equalize the combination of all Board fees, stock awards, and changes in the accumulated benefit accruing under the director retirement agreements. The equalization stipend was paid in cash.

Deferral Plan

Non-employee directors may elect to defer payment of all or any portion of their fees earned as directors under the First US Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Deferral Plan”). The Deferral Plan, which was ratified at the Annual Meeting of the Company’s shareholders held on May 11, 2004, permits non-employee directors to invest their directors’ fees and to receive the adjusted value of the deferred amounts in cash and/or shares of the Company’s common stock. If the deferred amounts are invested in share units, the return is determined as if such funds had been invested in the Company’s common stock, and, if the deferred amounts are invested in cash, the return is calculated at an interest rate equal to the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points. Deferred amounts generally are distributed to a director at the termination of such individual’s service as a director of the Company, either in a lump sum payment or in annual installment payments. During 2021, five of our eleven non-employee directors deferred some or all of their directors’ fees under the Deferral Plan.

2021 Director Compensation Table

The following table provides information regarding compensation earned by or paid to the Company’s non-employee directors in 2021.

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Option Awards (4)	Nonqualified Deferred Compensation (5)	All Other Compensation (6)	Total
Andrew C. Bearden, Jr.	$45,997	$890	—	$9,121	—	$56,008
Robert Stephen Briggs	46,598	20,292	—	—	$144	67,034
Sheri S. Cook	36,101	16,910	—	—	—	53,011
John C. Gordon	32,602	890	—	19,519	—	53,011
David P. Hale	34,517	16,910	—	—	98	51,525
William G. Harrison (7)	8,000	445	—	7,065	—	15,510
Marlene M. McCain (8)	13,166	—	—	—	—	13,166
J. Lee McPhearson	31,628	890	—	20,493	—	53,011
Jack W. Meigs	28,145	890	—	19,473	90	48,598
Aubrey S. Miller	31,598	16,910	—	—	145	48,653
Donna D. Smith	36,602	16,910	—	—	—	53,512
Bruce N. Wilson	28,503	890	—	23,618	—	53,011

(1)

Although Mr. House serves on the Board in addition to his service as President and Chief Executive Officer of the Company and the Bank, he currently receives no additional fees for his service on the Board; therefore, no additional information with respect to Mr. House is presented in this table.

(2)

During 2021, all of our non-employee directors deferred all or a portion of their director fees pursuant to the Deferral Plan, except for Messrs. McPhearson, Meigs, Miller and Wilson and Mses. McCain and Smith. The amounts in this column include the equalization stipend described above with respect to each director.

(3)

The amounts presented in this column represent the fair value of the shares of restricted common stock granted to the directors on the date of grant in accordance with ASC Topic 718. As of December 31, 2021, the aggregate number of unvested shares of restricted stock for each director was as follows: for Mr. Bearden, 100 shares; for Mr. Briggs, 2,280 shares; for Ms. Cook, 1,900 shares; for Mr. Gordon, 100 shares; for Mr. Hale, 1,900 shares; for Mr. Harrison, 0 shares for Mr. McPhearson, 100 shares; for Mr. Meigs, 100 shares; for Mr. Miller, 1,900 shares; for Ms. Smith, 1,900 shares; for Mr. Wilson, 100 shares.

(4)

As of December 31, 2021, the aggregate number of outstanding, unexercised options for each director was as follows: for Mr. Bearden, 6,300 options; for Mr. Briggs, 6,000 options; for Ms. Cook, 6,000 options; for Mr. Gordon, 4,500 options; for Mr. Hale, 0 options; for Mr. Harrison, 4,500 options; for Mr. McPhearson, 4,500 options; for Mr. Meigs, 4,500 options; for Mr. Miller, 6,000 options; for Ms. Smith, 6,000 options; for Mr. Wilson, 4,500. No new options were granted to any of our non-employee directors during 2020 or 2021.

(5)

This column represents the change in the present value of a director’s accumulated benefit under his or her director retirement agreement in 2021. The change in present value of certain agreements was impacted by reductions in discount rate assumptions used in the calculation of present value.

(6)

This column reflects reimbursements for mileage and related expenses paid to certain non-employee directors who traveled outside their county of residence to attend any Board or committee meeting and are reimbursed for mileage.

(7)	William G. Harrison did not stand for re-election as a director at the 2021 Annual Meeting.
(8)	Marlene M. McCain was elected to the Board of Directors on July 28, 2021.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Donna D. Smith, Chairperson, Sheri S. Cook, Jack W. Meigs, Aubrey S. Miller and Bruce N. Wilson. Pursuant to the Compensation Committee’s charter, Mr. House, Chief Executive Officer and President of the Company, is permitted to be present at meetings during which executive compensation other than for himself is under review and consideration. No member of the Compensation Committee nor director during 2021 was an executive officer of another company with a board of directors that has a comparable committee on which one of our executive officers serves on either the board of directors or the comparable compensation committee. No member of our Compensation Committee during 2021 had any relationships requiring disclosure under Item 404 of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 9, 2022, no person was known to management to be the beneficial owner of more than 5% of the Company’s outstanding common stock. The following table sets forth the number and percentage of outstanding shares of the Company’s common stock beneficially owned as of March 9, 2022, by (i) the Named Executive Officers; (ii) each director and director nominee of the Company and (iii) all current executive officers and directors of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Andrew C. Bearden, Jr.(2)	22,260	*
Robert Stephen Briggs(3)	60,150	*
Sheri S. Cook(4)	15,561	*
Thomas S. Elley(5)	51,800	*
John C. Gordon(6)	180,791	2.92%
David P. Hale(7)	22,501	*
James F. House(8)	137,692	2.21%
Marlene M. McCain(9)	1,910
J. Lee McPhearson(10)	26,892	*
Jack W. Meigs(11)	9,955	*
Aubrey S. Miller(12)	12,267	*
William C. Mitchell(13)	53,191	*
Donna D. Smith(14)	14,267	*
Bruce N. Wilson(15)	19,452	*

All current directors and executive officers as a group (16 persons)	724,227	11.20%

*	Represents less than 1% of the outstanding shares.
(1)

Unless otherwise indicated, the named person has sole voting and sole investment power for the shares indicated. “Percent of class” is based on (i) 6,157,156 shares of the Company’s common stock outstanding, (ii) 67,833 shares of common stock equivalents held in the Deferral Plan that may be acquired by certain directors within 60 days and (iii) 238,683 shares of common stock that may be acquired by certain directors and executive officers within 60 days pursuant to the exercise of vested stock options. For each individual included in the table above, “Percent of Class” is calculated by dividing the number of shares beneficially owned by such person by the sum of (i) 6,157,156 shares of common stock outstanding and (ii) the number of additional shares of common stock that such person has the right to acquire within 60 days, if any. For “All current directors and executive officers as a group,” “Percent of Class” is calculated by dividing the total number of shares beneficially owned by all 16 persons by the sum of (i) the total number of shares outstanding and (ii) the total number of shares that the members of the group have the right to acquire within 60 days. The percentages in this table have been rounded to the nearest tenth. The Company currently has 10,000,000 shares of common stock, par value $0.01 per share, authorized for issuance.

(2)

Includes (i) 5,202 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Bearden may acquire beneficial ownership within 60 days, (ii) 6,300 shares of common stock underlying options that are exercisable within 60 days, (iii) 23 shares of unvested restricted common stock with respect to which Mr. Bearden has voting rights and (iv) 528 shares owned by Mr. Bearden’s spouse, with respect to which Mr. Bearden disclaims beneficial ownership.

(3)

Includes (i) 15,242 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Briggs may acquire beneficial ownership within 60 days, (ii) 6,000 shares of common stock underlying options that are exercisable within 60 days, (iii) 2,100 shares of unvested restricted common stock with respect to which Mr. Briggs has voting rights and (iv) 2,500 shares held in the individual retirement account of Mr. Briggs’s spouse.

(4)

Includes (i) 3,294 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Ms. Cook may acquire beneficial ownership within 60 days, (ii) 6,000 shares of common stock underlying options that are exercisable within 60 days and (iii) 1,500 shares of unvested restricted common stock with respect to which Ms. Cook has voting rights.

(5)

Includes (i) 35,850 shares of common stock underlying options that are exercisable within 60 days and (ii) 5,500 shares of unvested restricted common stock with respect to which Mr. Elley has voting rights.

(6)

Includes (i) 10,560 shares held jointly with Mr. Gordon’s spouse, (ii) 19,300 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Gordon may acquire beneficial ownership within 60 days, (iii) 4,500 shares of common stock underlying options that are exercisable within 60 days and (iv) 45 shares of unvested restricted common stock with respect to which Mr. Gordon has voting rights.

(7)

Includes (i) 8,501 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Dr. Hale may acquire beneficial ownership within 60 days and (ii) 1,500 shares of unvested restricted common stock with respect to which Dr. Hale has voting rights.

(8)

Includes (i) 20,922 shares held in the 401(k) Plan, (ii) 69,433 shares of common stock underlying options that are exercisable within 60 days, and (iii) 10,635 shares of unvested restricted common stock with respect to which Mr. House has voting rights.

(9)	Includes 1,500 shares of unvested restricted common stock with respect to which Ms. McCain has voting rights.
(10)

Includes (i) 11,529 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. McPhearson may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 45 shares of unvested restricted common stock with respect to which Mr. McPhearson has voting rights and (iv) 3,000 shares owned by Mr. McPhearson’s spouse, with respect to which Mr. McPhearson disclaims beneficial ownership.

(11)

Includes (i) 1,139 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Meigs may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, (iii) 45 shares of unvested restricted common stock with respect to which Mr. Meigs has voting rights, (iv) 2,413 shares held jointly with Mr. Meigs’ spouse and (v) 325 shares owned by Mr. Meigs’s son, with respect to which Mr. Meigs disclaims beneficial ownership.

(12)

Includes (i) 6,000 shares of common stock underlying options that are exercisable within 60 days and (ii) 1,500 shares of unvested restricted common stock with respect to which Mr. Miller has voting rights.

(13)

Includes (i) 7,591 shares held in the 401(k) Plan, (ii) 38,500 shares of common stock underlying options that are exercisable within 60 days, and (iii) 5,200 shares of unvested restricted common stock with respect to which Mr. Mitchell has voting rights.

(14)

Includes (i) 6,000 shares of common stock underlying options that are exercisable within 60 days and (ii) 1,500 shares of unvested restricted common stock with respect to which Ms. Smith has voting rights.

(15)

Includes (i) 3,626 shares of common stock equivalents held pursuant to the Deferral Plan, with respect to which Mr. Wilson may acquire beneficial ownership within 60 days, (ii) 4,500 shares of common stock underlying options that are exercisable within 60 days, and (iii) 45 shares of unvested restricted common stock with respect to which Mr. Wilson has voting rights.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of five directors who are independent directors as defined under the applicable Nasdaq listing rules and the SEC rules currently in effect.

The Audit Committee hereby submits the following report:

•	We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2021.

•

We have discussed with the independent auditors, Carr, Riggs & Ingram, LLC, the matters required to be discussed with the independent auditors by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC.

•

We have received the written disclosures and the letter from the independent auditors, Carr, Riggs & Ingram, LLC, required by applicable requirements of the PCAOB regarding Carr, Riggs & Ingram, LLC’s communications with the Audit Committee concerning independence and have discussed with Carr, Riggs & Ingram, LLC its independence. We concluded that the provision of non-financial audit services was compatible with Carr, Riggs & Ingram, LLC’s independence in performing financial audit services.

Based on the review and discussions referred to above, we recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

It should be noted that management is responsible for the Company’s financial reporting process, including its system of internal controls, and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent registered public accounting firm is responsible for auditing those consolidated financial statements. Our responsibility is to monitor and review this process. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures.

This report furnished by the Audit Committee:

Andrew C. Bearden, Jr., Chairperson

Robert Stephen Briggs

Marlene M. McCain

Jack W. Meigs

Aubrey S. Miller

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Carr, Riggs & Ingram, LLC (“Carr, Riggs & Ingram”) as the Company’s independent registered public accountants for the year ending December 31, 2022, is being presented to the shareholders for approval at the Annual Meeting. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Carr, Riggs & Ingram to our shareholders for ratification as a matter of good corporate governance. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

General

The Audit Committee has approved the engagement of Carr, Riggs & Ingram as the Company’s independent registered public accountants for the year ending December 31, 2022. Carr, Riggs & Ingram has served as the Company’s principal accountants since August 7, 2008.

The Audit Committee reviews our independent registered public accountants’ performance and independence. In connection with the Audit Committee’s selection of Carr, Riggs & Ingram as our independent registered public accountants for 2022, the Audit Committee considered and discussed, among other factors:

•	Carr, Riggs & Ingram’s current and historical performance on the Company’s audit including the extent, timeliness and quality of communications with the Audit Committee and the Company’s management;

•	recent reports of the PCAOB’s inspections of Carr, Riggs & Ingram;

•

Carr, Riggs & Ingram’s tenure as our independent registered public accountants and its familiarity with our operations, accounting policies and practices, and internal control over financial reporting;

•	the Audit Committee’s perception of, and Carr, Riggs & Ingram’s statements regarding, the firm’s independence;

•	Carr, Riggs & Ingram’s expertise in the banking industry and the Audit Committee’s perception of its capability in handling issues related specifically to financial institutions;

•	the knowledge and experience of the lead audit partner and other key members assigned to our audit service team;

•	the appropriateness of Carr, Riggs & Ingram’s fees and the reasonableness of the cost of the audit services; and

•	consideration of the time and expense that would be incurred by management in order to onboard a new firm.

Carr, Riggs & Ingram’s partners who are assigned as “lead audit partners” for its audits of public companies are subject to a mandatory rotation policy, and a partner in the firm may not serve as lead audit partner for the firm’s audit of our financial statements for more than five consecutive years. The Audit Committee does not approve or disapprove the accounting firm’s assignment of a particular partner as lead audit partner, or its assignment of other members of the firm to its audit team, for audits of our financial statements. However, in connection with the Audit Committee’s selection of our independent registered public accountants each year, the Audit Committee meets with the proposed lead audit partner, considers the partner’s experience and performance on previous audits and any experience of the Audit Committee with the partner, and seeks and considers the views of our executive management. The Audit Committee then communicates its views regarding that partner to management of the accounting firm.

Based on its evaluation, the Audit Committee believes that Carr, Riggs & Ingram is independent and that it is in our and our shareholders’ best interests to retain Carr, Riggs & Ingram as our independent registered public accountants for 2022.

A representative from Carr, Riggs & Ingram is expected to attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Pre-Approval Policies and Procedures

The Audit Committee of the Board has adopted policies and procedures for the pre-approval of audit and permissible non-audit services performed by the independent registered public accountants. Pursuant to these policies and procedures, the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months.

Audit and Other Service Fees

The following table sets forth the aggregate fees billed to the Company for the audit and other services provided by Carr, Riggs & Ingram for 2021 and 2020.

	2021	2020
Audit Fees	$263,500	$255,955
Audit-Related Fees	24,900	24,205
Tax Fees	2,800	2,730
All Other Fees	—	—

Audit Fees

Audit fees were for professional services rendered relating to the audit of the Company’s annual consolidated financial statements and the review of financial statements included in the Company’s Forms 10-Q and Form 10-K. All of these services were pre-approved by the Audit Committee.

Audit-Related Fees

Audit-related fees were for professional services rendered that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These fees represent the aggregate fees billed for services relating to employee benefit plan audits. All of these services were pre-approved by the Audit Committee.

Tax Fees

Tax fees represent the fees billed for services relating to tax compliance, tax advice and tax planning. All of these services were pre-approved by the Audit Committee.

All Other Fees

There were no other fees paid to Carr, Riggs & Ingram for 2021 and 2020.

Vote Required; Board Recommendation

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is needed to ratify the appointment of Carr, Riggs & Ingram as the Company’s independent registered public accountants for the year ending December 31, 2022. Unless instructed to the contrary, the shares represented by proxy will be voted FOR this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CARR, RIGGS & INGRAM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2022.

PROPOSAL 3

ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that companies provide shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers in accordance with the compensation disclosure rules of the SEC. We intend to hold such an advisory vote on the compensation of our Named Executive Officers, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of shareholders until the next vote on the frequency of the “say-on-pay” vote or until the Board otherwise determines that a different frequency for this advisory vote is in the best interests of our shareholders. The next advisory vote on the frequency of “say-on-pay” votes will occur in 2023.

As described in detail under the heading “Executive Compensation,” we believe that the compensation of our executive officers should link rewards to business results and shareholders’ returns. We believe that our compensation program should attract, retain and motivate the executive officers necessary for our current and long-term success and should provide the executive officers with a stake in the future of the Company that corresponds to the stake of each of our shareholders.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. The vote is advisory, which means that the vote is not binding on the Company, the Board or the Compensation Committee of the Board. To the extent that there is any significant vote against our Named Executive Officer compensation as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote on this matter is required for the adoption of this Proposal, the results of which will be non-binding and advisory in nature.

Accordingly, pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we ask our shareholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the ‘Executive Compensation’ section, the ‘Summary Compensation Table’ and the other related tables and disclosure.”

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SHAREHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

If any shareholder wishes to present a proposal to be included in the proxy materials for the Company’s 2023 Annual Meeting of Shareholders, the shareholder must comply with applicable securities regulations, including providing adequate notice to the Company. Such proposals must be received by the Company at the address noted below on or before November 24, 2022, in order to be considered for inclusion in the Company’s proxy materials relating to such meeting.

A shareholder must notify the Company before February 8, 2023, of a proposal for the 2023 Annual Meeting of Shareholders that the shareholder intends to present other than by inclusion in the Company’s proxy materials. If the Company does not receive such notice prior to February 8, 2023, then proxies solicited by the Board will be deemed to have conferred discretionary authority to vote upon any such matter. The deadline for providing notice of solicitation of proxies in support of director nominees other than our nominees at the 2023 Annual Meeting is February 27, 2023, unless the date of the 2023 Annual Meeting changes by more than 30 calendar days from the date of the 2022 Annual meeting, in which case notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which we first make a public announcement of the date of the 2023 Annual Meeting.

Any proposal must be submitted in writing, by certified mail, return receipt requested, to:

Beverly J. Dozier, Corporate Secretary

First US Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

OTHER MATTERS

We do not know of any matters to be presented for action at the Annual Meeting other than those set forth in the notice of the Annual Meeting and discussed in this Proxy Statement.

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. Each shareholder continues to receive a separate proxy card. This process, commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker.

The Company will furnish to shareholders without charge, upon written or oral request, a copy of the Company’s Annual Report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 2021. Copies of the exhibits to the Form 10-K also will be available upon request. Requests should be made to:

Beverly J. Dozier, Corporate Secretary

First US Bancshares, Inc.

131 West Front Street

Post Office Box 249

Thomasville, Alabama 36784

Tel. (334) 636-5424

Please complete, sign and date the enclosed proxy card and send it promptly by mail in the envelope provided for this purpose, or vote your shares via the internet or by telephone using the instructions provided in this Proxy Statement and on your proxy card. The proxy may be revoked by voting during the virtual Annual Meeting, by signing and delivering a later-dated proxy card, by giving written notice of revocation to the Secretary of the Company or by a later vote via the internet or by telephone at any time prior to the voting thereof.

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card Online Go to www.envisionreports.com/FUSB or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/FUSB Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2023 Annual Meeting of Shareholders and until their successors are elected and qualified. For Withhold For Withhold For Withhold 01—Robert Stephen Briggs 02—Sheri S. Cook 03—John C. Gordon 04—David P. Hale 05—James F. House 06—Marlene M. McCain 07—J. Lee McPhearson 08—Jack W. Meigs 09—Aubrey S. Miller 10—Donna D. Smith 11—Bruce N. Wilson For Against Abstain For Against Abstain 2. The ratification of the appointment of Carr, Riggs & Ingram, LLC 3. The advisory approval of the Company’s executive compensation. as independent registered public accountants for the year ending December 31, 2022. B Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

FIRST US BANCSHARES, INC. — ANNUAL MEETING APRIL 28, 2022 YOUR VOTE IS IMPORTANT! Annual Meeting materials are available online at: www.edocumentview.com/FUSB You can vote by proxy in one of three ways: 1. Via the Internet at www.envisionreports.com/FUSB and follow the instructions. or 2. Call toll free 1-800-652-VOTE (8683) on a touch-tone telephone. or 3. Mark, date and sign your proxy card, and return it promptly in the enclosed postage-paid envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS (Continued, and to be marked on the reverse side and dated and signed below) The 2022 Annual Meeting of Shareholders of First US Bancshares, Inc. will be held on Thursday, April 28th, 2022, 10:00 A.M. Central Time, virtually via the internet at https://meetnow.global/MTALYXF. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FUSB IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — FIRST US BANCSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS — April 28, 2022 10:00 a.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert Stephen Briggs and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders of the Company to be held on April 28, 2022 and at any and all adjournments or postponements thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2023 Annual Meeting of Shareholders and until their successors are elected and qualified. For Withhold For Withhold For Withhold 01—Robert Stephen Briggs 02—Sheri S. Cook 03—John C. Gordon 04—David P. Hale 05—James F. House 06—Marlene M. McCain 07—J. Lee McPhearson 08—Jack W. Meigs 09—Aubrey S. Miller 10—Donna D. Smith 11—Bruce N. Wilson For Against Abstain For Against Abstain 2. The ratification of the appointment of Carr, Riggs & Ingram, LLC 3. The advisory approval of the Company’s executive compensation. as independent registered public accountants for the year ending December 31, 2022. B Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

FIRST US BANCSHARES, INC. — ANNUAL MEETING APRIL 28, 2022 YOUR VOTE IS IMPORTANT! Annual Meeting materials are available online at: www.edocumentview.com/FUSB PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS (Continued, and to be marked on the reverse side and dated and signed below) IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — FIRST US BANCSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS — April 28, 2022 10:00 a.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert Stephen Briggs and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders of the Company to be held on April 28, 2022 and at any and all adjournments or postponements thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE PROVIDE THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

FIRST US BANCSHARES, INC. 3291 U.S. HIGHWAY 280 BIRMINGHAM, AL 35243 VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 10:59 p.m. Central Time on April 25, 2022 for shares held in a Plan. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 10:59 p.m. Central Time on April 25, 2022 Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D67847-P68344 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FIRST US BANCSHARES, INC. The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: The election of all of the nominees listed below to serve as directors until the 2023 Annual Meeting of Shareholders and until their successors are elected and qualified. For Withhold Nominees: 1a. Robert Stephen Briggs ! ! For Against Abstain 1b. Sheri S. Cook ! ! 2. The ratification of the appointment of Carr, Riggs & ! ! ! Ingram, LLC as independent registered public accountants for the year ending December 31, 2022. 1c. John C. Gordon ! ! 1d. David P. Hale ! ! 3. The advisory approval of the Company’s executive ! ! ! compensation. 1e. James F. House ! ! 1f. Marlene M. McCain ! ! 1g. J. Lee McPhearson ! ! 1h. Jack W. Meigs ! ! 1i. Aubrey S. Miller ! ! 1j. Donna D. Smith ! ! 1k. Bruce N. Wilson ! ! When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership, limited liability company or other entity, please sign full entity name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The combined document is available at www.proxyvote.com. ï± IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ï± D67848-P68344 REVOCABLE PROXY—FIRST US BANCSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS—APRIL 28, 2022 10:00 A.M. CENTRAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Robert Stephen Briggs and James F. House, and each of them, as proxies for the undersigned, or such other persons as the Board of Directors of First US Bancshares, Inc. (the “Company”) may designate, with full power of substitution, to represent and act for and in the name and stead of the undersigned and to vote all of the shares of common stock of the Company that the undersigned is entitled to vote at the 2022 Annual Meeting of Shareholders of the Company to be held on April 28, 2022 and at any and all adjournments or postponements thereof. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS GIVEN BY THE SHAREHOLDER. IF THIS PROXY IS RETURNED BUT NO INSTRUCTIONS ARE GIVEN FOR A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE LISTED IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY INTERNET OR TELEPHONE, OR COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.